Exhibit 99.3

AgEagle Aerial Systems Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2020

(Unaudited)

	AgEagle Aerial				AgEagle Aerial
	Systems Inc.				Systems Inc.
	And Subsidiaries	MicaSense, Inc.	Pro Forma		And Subsidiaries
	Historical	Historical	Adjustments	Note 4	Pro Forma

ASSETS
CURRENT ASSETS:
Cash	$23,940,333	$934,152	($13,875,394)	(A)	$10,999,091
Accounts receivable	—	239,892	—		239,892
Inventories, net	135,647	707,714	—		843,361
Prepaid and other current assets	122,011	101,990	—		224,001
Notes receivable	600,000	—	—		600,000
Total current assets	24,797,991	1,983,748	(13,875,394)		12,906,345

Property and equipment, net	122,589	107,528	—		230,117
Right of use asset	257,363	—	—		257,363
Intangible assets, net	440,527	—	3,133,141	(B)	3,573,668
Goodwill	3,108,000	—	17,755,867	(B)	20,863,867
Other assets	—	25,000	—		25,000
Total assets	$28,726,470	$2,116,276	$7,013,614		$37,856,360

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$159,812	$281,915	—		$441,727
Accrued expenses	1,844,825	266,744	(59,389)	(A)	2,052,180
Contract liabilities and customer deposits	2,302	35,117	—		37,419
Current portion of lease liability	85,895	—	—		85,895
Current portion of promissory note	89,533	—	—		89,533
Line of credit	—	250,000	(250,000)	(A)	—
Total current liabilities	2,182,367	833,776	(309,389)		2,706,754

Long term portion of lease liability	171,468	—	—		171,468
Long term portion of promissory note	17,906	—	—		17,906
Total Liabilities	2,371,741	833,776	(309,389)		2,896,128

STOCKHOLDERS' EQUITY:
Total stockholders' equity	26,354,729	1,282,500	7,323,003	(A)(B)(C)	34,960,232
Total liabilities and stockholders' equity	$28,726,470	$2,116,276	$7,013,614		$37,856,360

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

AgEagle Aerial Systems Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2020

(Unaudited)

	AgEagle Aerial				AgEagle Aerial
	Systems, Inc.				Systems, Inc.
	And Subsidiaries	MicaSense, Inc.	Pro Forma		And Subsidiaries
	Historical	Historical	Adjustments	Note 4	Pro Forma

Revenues	1,285,383	6,065,545	—		7,350,928
Cost of sales	711,650	2,272,942	—		2,984,592
Gross Profit	573,733	3,792,603	—		4,366,336

Operating Expenses:
Selling expenses	40,003	—	—		40,003
General and administrative	2,732,274	1,266,025	—		3,998,299
Professional fees	2,703,371	—	—		2,703,371
Research and development	29,392	1,752,689	—		1,782,081
Sales and marketing	—	933,999	—		933,999
Total Operating Expenses	5,505,040	3,952,713	—		9,457,753
Loss from Operations	(4,931,307)	(160,110)	—		(5,091,417)

Other Expenses:
Loss on disposal of fixed assets	(594)	(2,128)	2,128	(C)	(594)
Interest expense, net	(549)	(5,221)	5,221	(C)	(549)
Total Other Expenses	(1,143)	(7,349)	7,349		(1,143)
Loss Before Income Taxes	(4,932,450)	(167,459)	7,349		(5,092,560)
Provision for income taxes	—	—	—		—
Net Loss	($4,932,450)	($167,459)	$7,349		($5,092,560)
Deemed dividends on redemption of Series D Preferred Stock	(3,763,591)	—	—		(3,763,591)
Deemed dividends on Series C Preferred Stock and Series D warrants	(4,050,838)	—	—		(4,050,838)
Deemed dividends on issuance and repurchase of Series E Preferred Stock	(1,227,120)	—	—		(1,227,120)
Series D Preferred stock dividends	(69,778)	—	—		(69,778)

Net Loss Available to Common Stockholders	(14,043,777)	(167,459)	7,349		(14,203,887)

Net Loss Per Common Share - Basic and Diluted	$(0.35)	$—	$—		$(0.35)

Weighted Average Number of Shares Outstanding During the Period -- Basic and Diluted	40,688,019	—	—		40,688,019

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared using AgEagle Aerial Systems Inc.’s (“the Company”) and MicaSense’s historical financial information and present the pro forma effect of the acquisition and certain adjustments described herein in accordance with Article 11 of Regulation S-X. The historical financial information of the Company and MicaSense has been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The historical financial information of the Company and the information presented herein are in U.S. dollars (“USD”) unless otherwise stated.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Topic 805, Business Combinations (“ASC 805”) with AgEagle Aerial Systems Inc. considered the acquirer of MicaSense (“the Acquisition”) for accounting purposes. The pro forma condensed consolidated financial statements are provided for illustrative purposes only and are not intended to represent, and are not necessarily indicative of, what the operating results or financial position of the Company would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position. The pro forma condensed consolidated balance sheet gives effect to the transaction as if the Acquisition occurred on December 31, 2020 and the pro forma condensed consolidated statement of operations gives effect to the transaction as if it occurred on January 1, 2020. The pro forma financial information does not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the Acquisition. Additionally, the unaudited pro forma condensed consolidated statement of operations does not include non-recurring charges or credits that result directly from the Acquisition. Differences between estimates used in the purchase price allocation included within these unaudited pro forma consolidated financial statements and the final purchase price allocation amounts will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed consolidated financial statements or future financial statements.

The historical financial information has been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the consolidated results of the combined companies.

Note 2. Description of the Transaction

The acquisition was funded using cash and shares of the Company’s common stock. The aggregate purchase price for MicaSense was $23,000,000, plus MicaSense’s cash, less the amount of MicaSense’s debt and unpaid transaction expenses and is subject to a customary working capital adjustment. The consideration is also subject to a $4,750,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback is scheduled to be released in two equal installments, less any amounts paid or reserved for outstanding indemnity claims, on March 31, 2022 and March 31, 2023 in accordance with the terms of the Purchase Agreement.

A portion of the consideration is comprised of shares of common stock of the Company, par value $0.001 (“Common Stock”), having an aggregate value of $3,000,000 based on a volume weighted average trading price of the Common Stock over a ten consecutive trading day period prior to the date of issuance of the shares of Common Stock to the Sellers (the “Shares”). The Shares are issuable 90 days after the closing date of the transaction. Pursuant to the terms of the Purchase Agreement, dated as of January 26, 2021, and a Registration Rights Agreement, dated as of January 27, 2021, the Company has agreed to file a Form S-3 Registration Statement (the “Registration Statement”) covering the resale of the Shares with the Securities and Exchange Commission (the “SEC”) no later than ten days following the date the Shares are issued to the Sellers. The Company shall use its best efforts to cause the Registration Statement to be declared effective as soon as possible after the filing date, but in any event no later than 90 days after the filing date, and shall use its best efforts to keep the Registration Statement effective and in compliance with the provisions of the Securities Act (including by preparing and filing with the SEC such amendments, including post-effective amendments, and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary) until all Shares and other securities covered by such Registration Statement have been disposed of. The Sellers are required to reimburse the Company up to $50,000 for reasonable legal fees and expenses incurred by the Company in connection with such registration.

The Purchase Agreement contains certain customary representations, warranties, and covenants, including representations and warranties by the Sellers with respect to MicaSense’s business, operations and financial condition. The Purchase Agreement also includes post-closing covenants relating to the confidentiality and employee non-solicitation obligations of the Sellers, and the agreement of the Sellers not to compete with certain aspects of the business of MicaSense following the closing of the transaction. The completion of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, including, among others: (i) the absence of a material adverse effect on MicaSense, (ii) the delivery by the parties of certain ancillary documents, including the Registration Rights Agreement, and (iii) the execution by a key employee of MicaSense of an employment agreement. Subject to certain limitations, each of the parties will be indemnified for damages resulting from third party claims and breaches of the parties’ respective representations, warranties and covenants in the Purchase Agreement.

Note 3. Purchase Consideration and Preliminary Purchase Price Allocation

The fair value of the purchase consideration was allocated to the preliminary fair value of the net tangible assets acquired and to the separately identifiable intangible assets. The excess of the aggregate fair value of the net tangible assets and identified intangible assets has been treated as goodwill in accordance with ASC 805.

The Company has performed a preliminary valuation analysis of the fair market value of the assets to be acquired and liabilities to be assumed. Using the total consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities.

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of tangible assets; (2) changes in allocations to intangible assets such as trade names, developed technology and customer relationships, as well as goodwill; and (3) other changes to assets and liabilities.

The following table summarizes the allocation of the preliminary purchase price as of the acquisition date of January 26, 2021:

Calculation of Goodwill:
Net purchase price	$22,301,446

Plus fair value of liabilities assumed:
Deferred revenue	40,812
Fair value of liabilities assumed	$40,812

Less fair value of assets acquired:
Cash & short-term investments	885,272
Other tangible assets	542,978
Identifiable intangibles	3,133,141

Fair value of assets acquired	$4,520,579

Net nonoperating assets	25,000
Goodwill	$17,755,867

4. Pro Forma Adjustments

The pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2020 and the unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2020 are as follows:

(A)	Adjustments to pay the sellers in the transaction and remove liabilities as per the purchase agreement upon closing:
	Cash paid to sellers per the purchase agreement	$12,837,931
	Cash paid to remove debt and accrued interest associated with MicaSense per the purchase agreement	250,970
	Cash paid for transaction expenses per the purchase agreement	786,493
		$13,875,394

(B)	Adjustments to record intangibles and goodwill per valuation report of MicaSense as part of purchase price accounting:
	To record intangibles as identified per valuation report of MicaSense	$3,133,141
	To record goodwill as identified per valuation report of MicaSense	17,755,867

(C)	Adjustments to MicaSense's existing interest expense and other expense related to debt and other assets eliminated at closing:
	To remove interest expense related to debt	$5,221
	To remove other expense	2,128